UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2025

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Credit Agreement

As previously disclosed, on June 21, 2024, Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”), entered into a credit and guaranty agreement (the “Credit Agreement”), which was subsequently amended by that certain omnibus amendment entered into on November 26, 2024 and that certain First Amendment to Credit and Guaranty Agreement entered into on April 30, 2025, by and among the Company, certain of the Company’s subsidiaries as guarantors party thereto, Cerberus US Servicing, LLC, acting through Cerberus Capital Management II, L.P. (“Cerberus”), as administrative agent and collateral agent and the lenders party thereto from time to time (the “Lenders”), pursuant to which the Lenders have provided a $210.5 million secured multi-draw facility (the “Delayed Draw Term Loan”) that was made in four installments and a $105 million revolving credit facility, to be made available at the Lenders’ sole discretion and only if the Delayed Draw Term Loan is fully funded, on terms and subject to conditions set forth in the Credit Agreement.

On May 28, 2025, the Company entered into that certain Second Amendment to Credit and Guaranty Agreement (the “Credit Agreement Amendment”), by and among the Company, certain of the Company’s subsidiaries as guarantors thereto and the Lenders, pursuant to which, among other things, the Credit Agreement was amended (a) to permit the Company’s issuance and sale of common stock and/or convertible notes in a transaction or a series of transactions (collectively, a “Specified Refinancing Transaction”) provided that (i) $50,000,000 of the net cash proceeds thereof be applied to prepay the obligations under the Credit Agreement, and (ii) any such issuance and sale (A) occur on or prior to July 26, 2025, (B) result in the Company’s outstanding 5%/6% Convertible Senior PIK Toggle Notes due 2026 be repurchased, tendered, redeemed, exchanged or otherwise refinanced or retired in full in accordance with certain requirements set forth in the Credit Agreement Amendment and (C) be on terms and conditions satisfactory to Cerberus as Administrative Agent. Upon the consummation of a Specified Refinancing Transaction and the satisfaction of certain other conditions precedent set forth in the Credit Agreement Amendment, (i) the interest rate applicable to the obligations under the Credit Agreement will be reduced to 7% per annum, (ii) the applicability of the Consolidated Revenue and EBITDA financial covenants will be deferred until the fiscal quarter ended March 31, 2027, (iii) the convertible notes issued pursuant to a Specified Refinancing Transaction will be permitted indebtedness of the Company for purposes of the Credit Agreement and (iv) the equity to be issued to Cerberus in the event the Company fails to meet the final component of the last milestone under the Credit Agreement would be limited to warrants for shares of common stock or shares of convertible preferred stock equal to 1% of the fully diluted outstanding shares of the Company on the final milestone measurement date (including the securities issued pursuant to the Specified Refinancing Transaction).

This description of the Credit Agreement Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Limited Consent to DOE Loan Agreement

On May 28, 2025, the Company entered into a limited consent agreement (the “DOE Limited Consent Agreement”) to its Loan Guarantee Agreement, dated November 26, 2024, by and between the Company and the United States Department of Energy , an agency of the United States of America (the “DOE” and, such agreement, the “Loan Agreement”) which, among other things, (1) provided the DOE’s consent to (a) the offering of common stock and convertible senior notes by the Company, (b) the issuance of securities in connection with such offerings, (c) the issuance of any common stock upon conversion of such convertible notes, (d) the use of proceeds with respect to such offerings, (e) the applicability of the Consolidated Revenue and EBITDA financial covenants will be deferred until the fiscal quarter ended March 31, 2027, (f) payments of cash on the convertible notes in accordance with their terms and (g) the Company’s entry into the documentation necessary to effect the foregoing and (ii) provided the DOE’s agreement that the convertible notes shall be considered “Permitted Indebtedness” for purposes of such defined term in the Loan Agreement. Pursuant to the DOE Limited Consent Agreement, following the offering of convertible notes by the Company, the Company shall maintain in reserve in a project account an amount equal to all interest payments that are to be due and owing under such convertible notes for the period of twenty-four (24) months commencing as of the closing date of the offering of such convertible notes. The amount required to be retained will be automatically reduced by the amounts of any actual interest payments made by the Company under the convertible notes, provided that the balance in the project account at any time will not be reduced below an amount equal to all interest payments that are to be due under the convertible notes for the next twelve months as of such time.

This description of the DOE Limited Consent Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the DOE Limited Consent Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01 Other Events.

Limited Waiver Agreement

In addition, on May 28, 2025, the Company entered into a Limited Waiver (the “Limited Waiver Agreement”) with CCM Denali Equity Holdings, LP (“CCM Denali Equity”), pursuant to which CCM Denali Equity waived, solely with respect to (a) an offering of shares of the Company's common stock, par value $0.0001 per share, in an underwritten public offering and (b) convertible senior notes due 2030 in a private offering, each to close on or prior to July 26, 2025 (clause (a) and (b), each and “Offering”), (i) certain restrictions on equity offerings in the Securities Purchase Agreement, dated June 21, 2024, by and between the Company and CCM Denali Equity Holdings, LP (the “Securities Purchase Agreement”) and (ii) certain pre-emptive rights in the Certificates of Designation of the Series B-1 Non-Voting Convertible Preferred Stock (“Series B-1 Preferred Stock”), Series B-2 Non-Voting Convertible Preferred Stock (“Series B-2 Preferred Stock”), Series B-3 Non-Voting Convertible Preferred Stock (“Series B-3 Preferred Stock”) and Series B-4 Non-Voting Convertible Preferred Stock. Additionally, solely on the condition that either Offering closes on or prior to July 26, 2025, CCM Denali Equity further agreed to extend the lock-up restriction in the Securities Purchase Agreement, from June 21, 2025 to June 21, 2026.

This description of the Limited Waiver Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Limited Waiver Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

10.1#	Second Amendment to Credit and Guaranty Agreement, dated May 28, 2025, by and among the Company, CCM Denali Debt Holdings, LP and Cerberus US Servicing, LLC
10.2	Limited Consent to Loan Guarantee Agreement, dated May 28, 2025, by and between the Company and the United States Department of Energy
99.1	Limited Waiver Agreement, dated May 28, 2025, by and between the Company and CCM Denali Equity Holdings, LP
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

#	Portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K because they are both (i) not material and (ii) contain the type of information that the Company customarily and actually treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: May 29, 2025	By:	/s/ Nathan Kroeker
		Name:	Nathan Kroeker
		Title:	Interim Chief Financial Officer

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